EXHIBIT 10.1
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                              PURCHASE AGREEMENT
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                   (First Tennessee Plaza; Knoxville, Texas)

      THIS AGREEMENT is made and entered into as of August _______, 1997 (the "Effective Date") by and between CARLYLE REAL ESTATE LIMITED
PARTNERSHIP-XIII, an Illinois limited partnership (hereinafter called "Seller"), and PARKWAY PROPERTIES, L.P., a Delaware limited partnership (hereinafter called "Buyer").

                                R E C I T A L S
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      A.    Seller is the owner of that certain real property located in the City of Knoxville, County of Knox, State of Tennessee, consisting primarily of an office building (the "Building") sometimes known as "First Tennessee Plaza".

      B. Buyer desires to purchase such premises on the terms and conditions hereinafter documented.

      NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

      1. PURCHASE AND SALE. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the land (the "Land") described in Exhibit "A" attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all improvements, structures and fixtures located upon the Land, all right, title and interest of Seller in and to those items of personal property described in Exhibit "B" attached hereto and made a part hereof, all right, title and interest of Seller in and to the name "First Tennessee Plaza", to the extent assignable, all right, title and interest of Seller in and to all contract rights and agreements, and all right, title and interest of Seller in and to all leases, tenant lists, advertising material and telephone exchange numbers relating solely to the Property (hereinafter, collectively, the "Property"), all upon the terms, covenants and conditions hereinafter set forth.

      2.    PURCHASE PRICE.

            A. The purchase price (the "Purchase Price") for the Property shall be the sum of Twenty-Nine Million Two Hundred Thousand and No/100 Dollars ($29,200,000.00).

      3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

            A. ESCROW DEPOSIT. Concurrently herewith, Buyer shall deliver $100,000 (together with all interest thereon, the "Initial Escrow Deposit") to Ticor Title Insurance Company, 201 North LaSalle Street, Suite 1400, Chicago, Illinois, 60601, Attention: Rick Lucchesi (which company, in its capacity as escrow holder hereunder, is called "Escrow Holder"). In addition, if Buyer shall deliver the "Approval Notice" prior to the expiration of the "Due Diligence Period", as provided (and defined) in paragraph 4B hereof, Buyer shall concurrently therewith deliver an additional deposit of $150,000 (the "Additional Escrow Deposit") to Escrow Holder. Each deposit to be made hereunder shall be made by a bank or cashier's check drawn on a major national money center banking institution reasonably acceptable to Seller (or by other delivery of good funds reasonably acceptable to Seller), and the amounts so deposited shall be held by Escrow Holder as a deposit against the Purchase Price in accordance


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with the terms and provisions of this Agreement.  As used herein, the term
"Escrow Deposit" means the Initial Escrow Deposit and, from and after the deposit thereof, the Additional Escrow Deposit, together with all interest earned on such deposits while the same are held in escrow hereunder. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("Approved Investments"): (i) an insured interest bearing account of a financial institution reasonably acceptable to Buyer and Seller, or (ii) such other manner as may be reasonably approved by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

            B. INDEPENDENT CONSIDERATION. Seller and Buyer acknowledge and agree that One Hundred and No/100 Dollars ($100.00) of the Escrow Deposit (the "Independent Contract Consideration") shall be paid to Seller in the event this Agreement is terminated for any reason. Seller and Buyer acknowledge and agree that the Independent Contract Consideration has been bargained for and agreed to as additional consideration for Seller's execution and delivery of this Agreement. At "Closing" (as hereinafter defined), the Independent Contract Consideration shall be applied to the Purchase Price. Notwithstanding the foregoing to the contrary, the payment to Seller of such Independent Contract Consideration shall in no way limit, and are in addition to, any other rights or remedies of Seller hereunder (including, without limitation, disposition of the Escrow Deposit in accordance with paragraph 9 below).

            C. EXISTING DEBT. Subject to the provisions of paragraph 4C below, payment of a portion of the Purchase Price shall be evidenced by Buyer taking title to the Property subject to the "Existing Encumbrance" and the "Loan Documents" (including, the "Existing Note") secured thereby (as such terms are defined in Exhibit "C" attached hereto and made a part hereof), such payment being in an amount equal to the outstanding principal balance of the Existing Note as of the "Closing Date" (as hereinafter defined). Assuming the Closing Date occurs on September 4, 1997, the outstanding principal balance of the Existing Note is anticipated to be approximately $14,900,000.

            D. CLOSING PAYMENT. The balance of the Purchase Price (i.e., the Purchase Price less the sum of the Deposit and the amounts, if any, deemed paid pursuant to paragraph 3B above, as such amounts shall be adjusted by the prorations and credits specified herein) shall be paid by wire transfer of immediately available federal funds on the Closing Date as directed by Seller (the amount to be paid under this subparagraph D being herein called the "Closing Payment"). Assuming the Closing Date occurs in September, 1997, the
Closing Payment is anticipated to be approximately $29,200,000, less the Deposit and adjusted by the prorations and credits specified herein (i.e., $26,700,000, less the anticipated principal balance of the Existing Note of approximately $14,900,000).

      4.    CONDITIONS PRECEDENT.

            A.    TITLE MATTERS.

                  (1) TITLE REPORT. Seller has delivered a commitment for title insurance ("Title Commitment") covering the Property from Ticor Title Insurance Company dated June 16, 1997 (which company, in its capacity as title insurer hereunder, is herein called the "Title Company"). In addition, Seller has delivered to Buyer an update of that certain survey of


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the Property dated February 23, 1995, and last revised July 25, 1997, prepared by Barge, Waggoner, Sumner & Cannon, Inc., which survey shall be certified to Buyer and the "Lender" (as hereinafter defined) and Title Company ("Survey"). If Buyer shall deliver the Approval Notice on or before the end of the Due Diligence Period, Buyer shall be deemed to have approved the exceptions to title shown on the Title Commitment and the matters disclosed on the Survey so long as the Title Commitment and Survey have been previously delivered to Buyer. Approval by Buyer of any additional exceptions to title or survey matters disclosed after the end of the Due Diligence Period shall be a condition precedent to Buyer's obligation to purchase the Property (Buyer hereby agreeing that its approval of such additional exceptions to title or survey matters shall not be unreasonably withheld). Unless Buyer gives written notice that it disapproves any such additional exceptions to title or survey matters, stating the exceptions so disapproved, on or before the sooner to occur of 5 days after receipt of written notice thereof or the Closing Date, Buyer shall be deemed to have approved said exceptions. If, for any reason, on or before the Closing Date, Seller does not cause any exceptions to title or survey matters which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) either to be removed or to obtain a title endorsement (if available) insuring over such disapproved matter on or before the Closing Date at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and Seller and Buyer shall have no further obligations in connection herewith).

Buyer shall have the option to waive the condition precedent set forth in this Paragraph 4A(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

                  (2) EXCEPTIONS TO TITLE. Buyer shall be obligated to accept title to the Property, subject to the following exceptions to title:

                         (a)   Real estate taxes and assessments not yet due
and payable;

                         (b)   The Loan Documents; and

                         (c)   Such exceptions to title as may be approved
or deemed approval by Buyer pursuant to the provisions of subparagraph A(1) above.

Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date an owner's title insurance policy in the standard form issued in the State of Tennessee ("Owner's Policy"), in the face amount of the Purchase Price, which policy shows (i) title to the Property to be vested of record in Buyer, and (ii) the above exceptions to be the only exceptions to title.

            B. DUE DILIGENCE REVIEWS. Buyer shall have until 5:00 p.m. (Central time) on August 22, 1997 (the "Due Diligence Period") within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases, documents relating to the existing financing (including Loan Documents), service contracts, survey and title matters, and all physical, environmental and compliance matters and conditions respecting the Property. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice and shall also make available to Buyer, upon reasonable advance notice, such leases, service contracts and other contracts respecting the Property as Buyer shall reasonably request (to the extent the same are in Seller's possession). Buyer shall promptly commence, and


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shall diligently and in good faith pursue, its due diligence review hereunder. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving any termination of this Agreement). Without limitation on the foregoing, in no event shall Buyer (a) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller's express written consent; (b) contact any tenant of the Property without Seller's express written consent; and (c) contact any governmental authority having jurisdiction over the Property without Seller's express written consent (which consent as to tenants and governmental authorities shall not be unreasonably withheld). Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party and in the event of termination hereunder, shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential. If, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine that it intends to proceed with the acquisition of the Property, then Buyer shall promptly notify Seller and Escrow Holder of such determination in writing (such notice being herein called the "Approval Notice") and concurrently therewith Buyer shall deliver the Additional Escrow Deposit to Escrow Holder (and thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph 4B). If, however, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine in its sole and absolute discretion that it no longer intends to acquire the Property, then Buyer shall promptly notify Seller of such determination in writing (such notice being herein called the "Termination Notice"), whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that, on or before the expiration of the Due Diligence Period, Buyer shall fail to have delivered the Approval Notice to Seller (and concurrently therewith deposit the Additional Escrow Deposit with Escrow Holder as provided for in this Agreement), Buyer shall be deemed to have elected not to proceed with the acquisition of the Property whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate.

            C. EXISTING LOAN MATTERS. Receipt of the written consent to the transactions contemplated herein from all parties whose consent to the assumption by Buyer of such Loan Documents is required thereunder, together with a release of Seller from any liability under the Loan Documents, and an "estoppel certificate" executed by The Prudential Insurance Company of America (the "Existing Lender") certifying that the Loan Documents are in full force and effect and that no default exists thereunder, shall be conditions precedent to Seller's obligation to sell, and Buyer's obligation to purchase, the Property. To the extent required by the Existing Lender, Seller shall pay to the Existing Lender up to 1% of the outstanding principal balance of the Existing Note as a loan transfer fee or prepayment premium or fee. Seller shall pay any other transfer, assumption or other fees and costs (including reasonable attorneys' fees, but not attorneys' fees of Buyer's counsel) imposed by any of such parties with respect to such consent and assumption (including any loan transfer, assumption fee or


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prepayment premium in excess of 1% of the outstanding principal balance of the Existing Note) up to a maximum of $15,000. Buyer shall reasonably cooperate with Seller in connection with such consent and assumption (and shall promptly deliver such information, including financial information, respecting Buyer or its principals as any of such parties may request). Seller's sole obligations in connection with the consent matters herein contemplated (unless Buyer agrees otherwise) shall be to utilize reasonable efforts to obtain such consents, and to reasonably cooperate with Buyer to the extent necessary, including, but not limited to, with respect to its efforts in connection with substitution of the letter of credit. If such consents are not obtained on or before the Closing Date, the obligation of Seller to sell, and Buyer to purchase, the Property shall terminate. Seller's sole obligation hereunder with respect to obtaining an "estoppel certificate" from the Existing Lender shall be to utilize reasonable efforts to obtain such "estoppel certificate" (such reasonable efforts not including any obligation to institute legal proceedings or to expend any additional monies therefor, other than for minor administrative charges).

            D. ESTOPPEL CERTIFICATES. Receipt of estoppel certificates ("Tenant Estoppel Certificates"), from (i) each tenant listed on Exhibit "D-1" attached hereto and made a part hereof, and (ii) from a sufficient number of the balance of the tenants at the Property so that Tenant Estoppel Certificates shall be received under clauses (i) and (ii) hereof with respect to not less than 80% of the net rentable square feet of space covered by leases in effect as of the Closing Date, shall be a condition precedent to Buyer's obligation to purchase the Property hereunder. Each Tenant Estoppel Certificate shall either be substantially in the form provided in Exhibit "D-2" attached hereto and made a part hereof or in the form, if any, prescribed in the applicable tenant lease. Seller's sole obligation hereunder shall be to utilize commercially reasonable efforts to obtain a Tenant Estoppel Certificate from each tenant at the Property (such reasonable efforts obligations not including any obligation to institute legal proceedings or to expend monies therefor), but such obligation shall not affect the provision of such Tenant Estoppel Certificates as a condition precedent to closing. In addition, it shall be a condition precedent to Buyer's obligation to close hereunder that, as of the Closing Date, Buyer shall have received an estoppel certificate addressed to Buyer from Seller with respect to those tenants which fail to deliver tenant estoppel certificates ("Seller's Estoppel Certificates") certifying the following: that the applicable lease is in full force and effect, that a true and complete copy of the applicable lease is attached to the applicable Seller's Estoppel Certificate; that neither the tenant nor the landlord under the applicable lease is in default thereunder; that the Seller's Estoppel Certificate states the present amount of annual base rent being paid by the tenant under the applicable lease and the commencement and termination dates under the applicable lease. A Seller's Estoppel Certificate shall be of no further force and effect as to any tenant which delivers an Tenant Estoppel Certificate subsequent to Seller's delivery of the Seller's Estoppel Certificates to Buyer, provided such Tenant Estoppel Certificate is consistent in all material respects with the information with respect to such tenant contained in the applicable Seller's Estoppel Certificate previously delivered to Buyer.

            E. REMOVAL OF STAINED SOIL. The removal of certain black stained soil located in the sump pits of the garage elevators at the Property, as the same was disclosed in a phase I environmental report prepared by PSI for Buyer as project number 360-7E015 ("Buyer's Phase I"), shall be a condition precedent to Buyer's obligation to purchase the Property hereunder.



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      5.    CLOSING PROCEDURE.  The closing of the sale and purchase herein provided (the "Closing") shall be consummated at a closing conference ("Closing Conference"), which shall be held on the Closing Date at Seller's offices at 900 North Michigan Avenue, Chicago, Illinois or through escrow through the mail. As used herein, "Closing Date" means the date which is 15 days after the end of the Due Diligence Period, or such earlier date as may be agreed upon by Buyer and Seller; provided, however, if any of the conditions to closing set forth in paragraph 4C above are not satisfied on or before the Closing Date, and so long as Buyer shall not then be in default or have otherwise breached its obligations under this Agreement, Buyer and/or Seller shall have the right to extend the Closing Date for up to forty-five (45) days in order to attempt to satisfy such conditions.

            A. ESCROW. On or before the Closing Date, the parties shall deliver to Title Company the following: (1) by Seller, a duly executed and acknowledged original limited warranty deed ("Deed") in the form of Exhibit "E" attached hereto and made a part hereof, and (2) by Buyer, the Closing Payment in immediately available federal funds. Such deliveries shall be made pursuant to escrow instructions ("Escrow Instructions") to be executed among Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Title Company's receipt of the Deed, the Closing Payment and a notice from each of Buyer and Seller authorizing Title Company to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice at the Closing Conference as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph B below).

            B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by Title Company's depositing the same for recordation,
(y) the Closing Payment (and the Escrow Deposit) shall be delivered by Title Company to Seller and (z) at the Closing Conference, the following items shall be delivered:

                  (1) SELLER DELIVERIES. Seller shall deliver to Buyer the following:

                         (a)   A duly executed and acknowledged bill of
sale, assignment and assumption agreement ("Assignment and Assumption Agreement") in the form of Exhibit "F" attached hereto and made a part hereof;

                         (b)   Duly executed and acknowledged certificates
regarding the "non-foreign" status of Seller;

                         (c)   Evidence reasonably satisfactory to Buyer and
Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

                         (d)   Appropriate documentation to evidence the
assignment and assumption of the Loan Documents as may be reasonably required in order to effectuate the release, assignment and assumption transactions respecting the Loan Documents as contemplated in this Agreement;

                         (e)   A certificate of Seller ("Seller Closing
Certificate") updating the representations and warranties contained in paragraph 7A hereof to the Closing Date, and noting any changes thereto;and



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                         (f)   Such additional documents as may be
reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

                  (2) BUYER DELIVERIES. Buyer shall deliver to Seller the following:

                         (a)   A duly executed and acknowledged Assignment
and Assumption Agreement;

                         (b)   Evidence reasonably satisfactory to Seller
and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

                         (c)   Appropriate documentation to evidence the
assignment and assumption of the Loan Documents as may be reasonably required in order to effectuate the release, assignment and assumption transactions respecting the Loan Documents as contemplated in this Agreement;

                         (d)   A certificate of Buyer ("Buyer's Closing
Certificate") updating the representations and warranties contained in paragraph 7B hereof to the Closing Date, and noting any changes thereto;and

                         (e)   Such additional documents as may be
reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

            C. CLOSING COSTS. Seller shall pay (i) all of any deed or other transfer taxes, mortgage taxes and sales or use taxes applicable to the transactions hereunder, (ii) the costs to update the Survey and
(iii) one-half of any escrow or recording charges attributable to the Deed.

Buyer shall pay (i) the title insurance premium for the Owner's Policy, as well as any portion of the title insurance premium attributable to any additional or extended coverage or endorsements requested by Buyer, (ii) one-half of any escrow or recording charges and (iii) all fees, costs or expenses incurred by Buyer in connection with Buyer's due diligence reviews hereunder. Each of Seller and Buyer shall pay its own attorneys' fees and its respective share of prorations as hereinafter provided.
Notwithstanding the foregoing, in the event the sale contemplated hereby does not close on the Closing Date, then each party shall pay all costs incurred by it.

            D.    PRORATIONS.

                  (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Closing Date:

                         (a)   All real estate taxes and assessments on the
Property for the current year on a per diem basis. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date).



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                         (b)   All fixed and additional rentals under the
leases, security deposits and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable security deposits (to the extent the foregoing are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any lease). To the extent Buyer receives rents on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any monetary remedy against any tenant owing delinquent rents and any other amounts to Seller. Buyer shall reasonably cooperate with Seller in any collection efforts hereunder (but shall not be required to litigate or declare a default in any lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

                         (c)   Interest and any other payments, fees and
charges owed under the Loan Documents, including, but not limited to, any amounts owed to the Existing Lender, loan administrator or any other party thereunder.

                         (d)   On or before the Closing Date, Seller shall
pay or cause to be paid (or there shall be escrowed for payment at closing) all tenant improvement costs and leasing and brokerage commissions which are payable with respect to Tenant Leases affecting such Property executed prior to the date hereof (including those costs and commissions set forth on Exhibit "H-2" hereto, but excluding the tenant improvement costs due with respect to the GSA-OHA lease), whether the same are due on or prior to the Closing Date or payable in installments subsequent thereto and including any portion thereof due upon any renewals of any such Tenant Lease or options to lease additional space but only if such renewal or additional space option commences prior to the date of this Agreement. Buyer shall assume the payment of all tenant improvement costs and leasing and brokerage commissions which are or may hereafter become due with respect to (i) any renewals of any Tenant Leases or options to lease additional space under any Tenant Leases if such renewals or additional space options are exercised and commence or arise after the date of this Agreement so long as Buyer has received copies of all commission agreements for such renewals or additional space options prior to the date of this Agreement, (ii) the GSA-OHA lease, and (iii) any Tenant Leases hereinafter executed prior to the closing with Buyer's written consent.

                         (e)   All operating expenses.



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                  (2)    CALCULATION.  The prorations and payments shall be
made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same provided written notice of such inaccuracy and request for correction is given within six months after the date hereof. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available, but not later than six months after the date hereof.

                  (3) REIMBURSEMENT OF TENANT IMPROVEMENT AND LEASING COSTS. Buyer agrees that it will pay or reimburse Seller or the tenant, as applicable, for all tenant improvement and leasing commission obligations of the landlord under any leases entered into after the date hereof in accordance with paragraph 7D(3) below, and the GSA/OHA lease (with any amounts due to Seller being credited on the Closing Date).

      6. CONDEMNATION OR DESTRUCTION OF PROPERTY. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), and shall credit the Purchase Price for any applicable deductible relating thereto, as applicable; provided, however, that Seller shall retain any proceeds received (and the right to receive any proceeds) of rental income insurance or a temporary taking award that are attributable to a period prior to the Closing Date. In the


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event the condemnation award or the cost of repair of damage to the
Property on account of a casualty, as applicable, shall exceed $100,000, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date.

      7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

            A.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

                  (1) GENERAL DISCLAIMER. Except as specifically set forth in Paragraph 7A(2) below, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property (except to the extent any warranties of title are specifically contained in the Deed), the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting any income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, during the Due Diligence Period, Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in Paragraph 7A(2) below, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy; provided, however, that the foregoing shall in no way affect or limit those warranties of title specifically contained in the Deed. Without limitation thereon, Buyer hereby waives any and all rights of contribution or other rights or remedies against Seller under the Commercial Environmental Responsibility Compensation and Liability Act or any other applicable environmental laws, rules or regulations.

                  (2) LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of Paragraph 7A(1) above, Seller hereby represents and warrants that, except as set forth in Exhibit "G" attached hereto and made a part hereof, Seller has no knowledge that any of the following statements is untrue (and, for this purpose, Seller's knowledge shall mean only the present actual knowledge of Brian K. Ellison, Vice President of JMB Realty Corporation and portfolio manager overseeing the investment of Seller in the Property (after having made inquiry of Seller's third party property manager with respect to the representations and warranties contained in this Agreement):

                         (a)   RENT ROLL.  Attached as Exhibit "H-1" and
made a part hereof is a true, complete and accurate list, as of the date thereof, of all tenant leases respecting the Property ("Rent Roll"), and Seller has not received any written notice of a material default under any of such tenant leases that remains uncured. Except as disclosed in the Rent Roll, no Tenant Lease has been modified, altered or amended in any respect. There are no leases, tenancies or other rights of occupancy or use for any portion of the Property other than as set forth in the Rent Roll. Except as set forth in Exhibit "H-2" attached hereto and made a part hereof (the "Additional Tenant Information List"), there are no outstanding tenant improvement or leasing commission obligations of the landlord under
the Tenant Leases.   In addition, the Additional Tenant Matter List
accurately sets forth amount of any security deposit paid by the tenant under each Tenant Lease. Notwithstanding anything to the contrary contained herein, Seller shall have no obligation or liability to Buyer with respect to any of the foregoing matters which shall be confirmed as correct in any Tenant Estoppel Certificate which may be delivered hereunder.

                         (b)   LITIGATION.  There is no pending action,
litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property.

                         (c)   COMPLIANCE.  Seller has received no written
notice from any insurance company, governmental authority or agency having jurisdiction over the Property (i) regarding any violation of any restrictive covenant or deed restriction affecting the Property and/or to the effect that the Property is not in compliance with applicable laws or ordinances, or (ii) regarding any pending or threatened condemnation proceedings.

                         (d)   SERVICE AGREEMENTS.  Other than those which
are cancelable on 30 days' notice, Seller has not entered into any service agreements or contracts ("Service Agreements") or other agreements (other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "I" attached hereto, and Seller has not received any written notice of any material default thereunder that remains uncured. If Buyer requests during the Due Diligence Period, any such Service Agreements will be terminated at Closing; provided, however, that Buyer shall be responsible for paying any termination fees or costs associated in connection with the termination of the Otis Elevator contract and the First Telecom-First Tennessee Bank telephone system contract.

                         (e)   DUE AUTHORITY.  This Agreement and all
agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

                         (f)   ENVIRONMENTAL MATTERS.  Except as set forth
in the reports described in Exhibit "J" attached hereto and made a part hereof (the "Environmental Reports"), and in Buyer's Phase I, there has been no release of any material known to Seller to be a "Hazardous Material" at, upon, under or within the Property, in an amount which would, as of the date hereof, give rise to an "Environmental Compliance Cost".
The term "Hazardous Material" shall mean asbestos, petroleum products, and any other hazardous waste or substance which has, as of the date hereof, been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment which has jurisdiction over the Property ("Environmental Agency") which substance causes the Property (or any part thereof) to be in material violation of any applicable environmental laws; provided, however, that the term "Hazardous Material" shall not include (x) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (y) materials which are stored or used in the ordinary course of a tenant's occupancy at (or the Company's, or the Company's managing agents' operation of) the Property, and which are stored, used, held, or disposed of in compliance with all applicable environmental laws. The term "Environmental Compliance Cost" means any reasonable out-of-pocket cost, fee or expense exceeding $2,500 and incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material.

                         (g)   LOAN DOCUMENTS.  The loan documents described
in Exhibit "K" attached hereto and made a part hereof constitute all of the documents which relate to the Existing Encumbrance. Seller has not received any written notice of a material default under the Loan Documents that remains uncured.

                         (h)   OPERATING STATEMENTS.  The operating
statements delivered to Buyer have been prepared by or on behalf of Seller in the ordinary course of business.

            B. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby represents and warrants that this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.

            C. SURVIVAL. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until December 15, 1997, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

            D. INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement:

                  (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller. Seller shall maintain current insurance coverage (or substantially equivalent coverage) in place at the Property. Seller will not initiate or knowingly permit (unless required by applicable law or an existing agreement affecting the Property) any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property to use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances. Seller will not impose any restrictive covenants on the Property or execute or file any subdivision plat affecting the Property.

                  (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice without premium or penalty.

                  (3) Seller shall have the right to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and, upon request, shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. After the Effective Date (unless Buyer shall have theretofore delivered a termination notice hereunder), Seller shall not enter into any new leases or material modifications of existing leases thereafter without the consent of Buyer (which consent will not be unreasonably withheld or materially delayed).
In no event shall Seller have any obligation to enter into any new lease or modify any existing lease unless Buyer shall agree to pay or reimburse Seller on the Closing Date for all tenant improvement costs and leasing commissions incurred by Seller under or in connection therewith (Buyer's agreement to pay or reimburse for such amounts not to be unreasonably withheld).

                  (4) Subject to the terms and conditions of paragraph 4B above, during normal business hours with 24 hours prior notice to Seller, prior to Closing, Seller agrees to give Buyer and its agents and representatives reasonable access to the Property and the books and records directly relating to the ownership, management, maintenance and operations of the Property and all documents (other than those containing proprietary information) in the possession or control of Seller.

      9. DISPOSITION OF DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF A MATERIAL DEFAULT BY SELLER, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO EITHER (1) TERMINATE THIS AGREEMENT, RECEIVE A RETURN OF THE ESCROW DEPOSIT AND TO OBTAIN REIMBURSEMENT FROM SELLER FOR BUYER'S ACTUAL OUT-OF-POCKET EXPENSES PAID TO UNAFFILIATED THIRD PARTIES IN CONNECTION WITH ITS DUE DILIGENCE REVIEWS HEREUNDER (SUCH REIMBURSEMENT OBLIGATION NOT TO EXCEED $20,000 IN THE AGGREGATE), OR (2) SPECIFICALLY ENFORCE THIS AGREEMENT (BUT NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF OR THE DEFAULT OF SELLER, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH

OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 9I HEREOF.

            ------------------             ------------------
            Seller's Initials              Buyer's Initials

     9.     MISCELLANEOUS.

            A.    BROKERS.

            (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this Paragraph 9A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

            (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Richard Ellis, LLC (the "Broker") pursuant to a separate written agreement. The foregoing payment shall be the sole commission, fee or payment payable to Broker in connection with the transactions hereunder.

            B.    LIMITATION OF LIABILITY.

                  (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $750,000; provided that, the foregoing shall not limit the liability of Seller arising from or out of Seller's affirmative fraud in connection with the representations, warranties, indemnifications, covenants or other obligations of Seller under this Agreement (or any document executed or delivered in connection herewith).

                  (2) No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, JMB Realty Corporation) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

                  (3) No constituent partner in or agent of Buyer, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Buyer shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Buyer's assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Buyer (or in any other constituent partner of Buyer), nor any obligation of any constituent partner in Buyer (or in any other constituent partner of Buyer) to restore a negative capital account or to contribute capital to Buyer (or to any other constituent partner of Buyer), shall at any time be deemed to be the property or an asset of Buyer or any such other constituent partner (and neither Seller nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

                  (4) Notwithstanding the foregoing, (i) if Seller or its successor-in-interest shall fail to retain reserves of at least $850,000 at the time of closing hereunder or (ii) if during the period commencing on the Closing Date and ending on December 15, 1997 (the "Survival Period"), Seller or its successor-in-interest shall utilize such reserves for any purpose other than the payment of claims, expenses, liabilities or attorneys' fees of Seller or such successor-in-interest (including any amounts incurred in connection with resolving or defending any claim of liability hereunder) with respect to a breach or alleged breach of the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith), or is otherwise related to, connected with or concerns the Property in any manner (collectively, the "Specified Liabilities"), then subject to the terms and conditions of this Agreement, Buyer may, during the Survival Period, look to the assets of JMB Realty Corporation, as the general partner of Seller, for the payment of any Specified Liabilities; provided, however, the aggregate liability of JMB Realty Corporation in connection therewith shall not exceed $750,000 in the aggregate and shall be further limited as follows:
                  (x) with respect to the initial reserve amount, such liability shall be limited to the lesser of the amount by which $850,000 exceeds the amount actually reserved by Seller or its successor-in-interest in closing hereunder, and $750,000; or

                  (y) during the Survival Period, such liability shall be limited to the lesser of the amount of such reserves which, during the Survival Period, are utilized for purposes other than the payment of the Specified Liabilities, and $750,000.

            C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

            D. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

            E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

            F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Illinois.

            G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited partnership in which Buyer is the managing general partner and has not less than a 51% interest in capital and profits in such limited partnership. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

            H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

                  TO BUYER:

                  Parkway Properties, L.P.
                  One Jackson Place
                  188 East Capitol Street, Ste. 1000
                  Jackson, MS  39201-2195
                  Attention:   David Fowler
                  Facsimile:   (601) 352-1441

                  WITH COPY TO:

                  Forman, Perry, Watkins, Krutz & Tardy
                  1200 One Jackson Place
                  188 E. Capitol Street
                  Jackson, Mississippi 39201
                  Attention:   Steven Hendrix, Esq.
                  Facsimile:   (601) 960-8609
                  Telephone:   (601) 960-8600

                  TO SELLER:

                  c/o JMB Realty Corporation
                  900 North Michigan Avenue
                  12th Floor
                  Chicago, Illinois 60611
                  Attention:   Mr. Brian Ellison
                  Facsimile:   (312) 915-2343
                  Telephone:   (312) 915-2399

                  WITH COPY TO:

                  Pircher, Nichols & Meeks
                  1999 Avenue of the Stars
                  Suite 2600
                  Los Angeles, California 90067
                  Attention:   Real Estate Notices (GML)
                  Facsimile:   (310) 201-8922
                  Telephone:   (310) 201-8900

                  AND TO:

                  Richard Ellis, LLC
                  Three First National Plaza
                  Chicago, Illinois  60602
                  Attention:   Mr. Jeffrey Bramson
                  Facsimile:   (312) 899-8923
                  Telephone:   (312) 899-1900

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

            I. LEGAL COSTS. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

            J. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

            K. SEC REQUIREMENTS. If required by rules of the Securities and Exchange Commission, Seller grants Buyer the right, at Buyer's sole expense, to prepare an audited income statement of the Property for the most recent fiscal year(s) as specified by Rule 3-14 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, and Seller shall reasonably cooperate, at Buyer's expense, in making available any and all such other data and financial information which shall be available to Seller (including, without limitation, data and information obtainable from Seller's management agent for the Property) in connection with Buyer's disclosure obligations as a public company subject to the rules and regulations of the Securities and Exchange Commission.

            L. HEITMAN PROPERTIES OF TENNESSEE, LTD. CONTRACT. Seller and Buyer acknowledge that, concurrently with the closing of the transactions contemplated hereunder, Seller intends to terminate its management agreement (the "Heitman Management Agreement") with Heitman Properties of Tennessee, Ltd. ("Heitman"), and that Buyer is not assuming the Heitman Management Agreement. Notwithstanding anything in this Agreement to the contrary, Seller shall hold harmless, indemnify and defend Buyer and its constituent partners from and against any and all liabilities or claims arising from or related to the Heitman Management Agreement and occurring prior to the Closing Date, and (2) all costs and expenses, including reasonable attorney's fees incurred by Buyer as a result of the foregoing.

      THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO TO ESCROW HOLDER. ESCROW HOLDER SHALL DATE THIS AGREEMENT WITH THE DATE ON WHICH ESCROW HOLDER SHALL HAVE RECEIVED THIS AGREEMENT EXECUTED BY BOTH BUYER AND SELLER (AND SUCH DATE SHALL BE THE "EFFECTIVE DATE" FOR PURPOSES HEREOF).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                         SELLER:

                         CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XIII, an Illinois limited partnership

                         By:   JMB REALTY CORPORATION,
                               a Delaware corporation,
                               General Partner

                               By:
                                     ------------------------------------
                               Name:
                                     ------------------------------------
                               Title:
                                     ------------------------------------

                               BUYER:

                               PARKWAY PROPERTIES, L.P.,
                               a Delaware limited partnership

                               By:   PARKWAY PROPERTIES GENERAL
                                     PARTNERS, INC.,
                                     a Delaware corporation

                                     By:
                                           ------------------------------
                                     Name:
                                           ------------------------------
                                     Title:
                                           ------------------------------
                                     By:
                                           ------------------------------
                                     Name:
                                           ------------------------------
                                     Title:
                                           ------------------------------

                        ESCROW HOLDER'S ACKNOWLEDGEMENT
                        -------------------------------


      The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Effective Date: ________, 1997       TICOR TITLE INSURANCE COMPANY,
                                     a
                                      --------------------------------

                                     By:
                                           --------------------------------
                                     Name:
                                           --------------------------------
                                     Title:
                                           --------------------------------
                                                        "Escrow Holder"

EXHIBIT LIST
------------



      "A" - Property Description

      "B" - Personal Property

      "C" - Description of Loan Documents

      "D-1" - List of Required Tenants

      "D-2" - Form of Tenant Estoppel Certificate

      "E" - Deed

      "F" - Assignment and Assumption Agreement

      "G" - Exceptions to Seller's Representations and Warranties

      "H-1" - Rent Roll

      "H-2" - Additional Tenant Information List

      "I" - Service Agreements

      "J" - Environmental Reports

                                  EXHIBIT "B"

                           LIST OF PERSONAL PROPERTY


                                (SEE ATTACHED)

                                  EXHIBIT "C"

                         DESCRIPTION OF LOAN DOCUMENTS


1.    Promissory Note dated April 28, 1995 from Seller to Lender.

2. Deed of Trust and Security Agreement dated as of April 28, 1995 by Seller in favor of Lender.

3. Assignment of Leases and Rents dated as of April 28, 1995, from Seller to Lender.

4.    Affidavit of Title dated April 28, 1995, from Seller to Lender.

5.    Closing Certification dated April 28, 1995, from Seller to Lender.

6. Uniform Commercial Code Financing Statement by Seller in favor of Lender and filed with the Secretary of State of the State of Tennessee.

7. Uniform Commercial Code Financing Statement by Seller in favor of Lender and recorded with the Knox County Registrar's Office.

8.    ERISA Certification dated as of April 28, 1995, from Seller to
Lender.

9. Escrow Agreement dated as of April 28, 1995, among Seller, Lender and LaSalle National Trust, N.A.

                                 EXHIBIT "D-1"

                           LIST OF REQUIRED TENANTS


1.    First Tennessee
2.    Lacy & Winchester
3.    Paine, Swiney & Tarwater
4.    GSA-OHA
5.    GSA-Bankruptcy
6.    Coopers & Lybrand
7.    Watson, Hollan & Reeves
8.    Wagner, Myers & Sanders
9.    FIS Associates
10.   Barger, Wagoner & Sumner
11.   McCambell & Young
12.   Jenkins & Jenkins
13.   Merrill Lynch
14.   Tennessee Valley Title Insurance
15.   Arnett, Draper & Hagood
16.   Kramer, Rayson & McVeigh
17.   Prudential Securities
18.   Club LeConte
19.   Sir Speedy
20.   J.C. Bradford
21.   Lunchbox
22.   Rainwater, Humble & Vowell
23.   Emporium
24.   McCord & Troutman, P.C.

                                 EXHIBIT "D-2"

                      FORM OF TENANT ESTOPPEL CERTIFICATE

                                (SEE ATTACHED)

                                  EXHIBIT "E"

                                 FORM OF DEED

                                (SEE ATTACHED)

                                  EXHIBIT "F"

                       FORM OF ASSIGNMENT AND ASSUMPTION

                                (SEE ATTACHED)

                                  EXHIBIT "G"

             EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES


                                     None.

                                 EXHIBIT "H-1"

                                   RENT ROLL

                                (SEE ATTACHED)

                                 EXHIBIT "H-2"

                         ADDITIONAL TENANT INFORMATION

                                (SEE ATTACHED)

                             FIRST TENNESSEE PLAZA

                  OUTSTANDING TENANT IMPROVEMENT OBLIGATIONS


First Tennessee Bank           $500,000                 1999

Merrill Lynch                  $70,500                  Processed

Merrill Lynch                  $44,220                  2001

GSA/OHA                        $500,000 (est.)          November 1997/
                                                        January 1998
Emporium                       $5,218                   By lease end

First Tennessee Bank           $8,762.74                August 1997-Window
                                                        Blinds

Sir Speedy                     $36,000                  Sept./Oct. 1997

Sir Speedy                     $7,500                   New Wall

Rainwater                      $10,912                  By lease end

Barge Waggoner                 $80,455                  Aug./Oct. 1997
                               $22,000                  January 1999

J.C. Bradford                  $123,784                 Sept./Oct. 1997

Club LeConte                   $40,000                  Sept./Oct. 1997

                                  EXHIBIT "I"

                          LIST OF SERVICE AGREEMENTS

                                (SEE ATTACHED)

                                  EXHIBIT "J"

                         LIST OF ENVIRONMENTAL REPORTS


1. Phase I Environmental Assessment dated December 14, 1994 and prepared by Versar.